SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BRAD RAGAN

          THE GABELLI PERFORMANCE PARTNERSHIP
                                12/23/98           14,800-           37.2500
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                12/23/98           30,000-           37.2500
               THE GABELLI SMALL CAP GROWTH FUND
                                12/23/98           46,000-           37.2500
               THE GABELLI CAPITAL ASSET FUND
                                12/23/98            8,000-           37.2500
          GAMCO INVESTORS, INC.
                                12/23/98           38,000-           37.2500
                                12/23/98          219,500-           37.2500
                                10/23/98              100            39.0000

















          (1) THE TRANSACTIONS ON 12/23/98 WERE IN CONNECTION WITH THE AGREEMENT AND PLAN OF SHARE EXCHANGE DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.